Exhibit 21.1

Significant Subsidiaries of Installed Building Products, Inc.

Name	Jurisdiction of Organization

A+ Insulation of Kansas City, LLC	Delaware

Accurate Insulation LLC	Maryland

Accurate Insulation of Colorado, LLC	Delaware

Accurate Insulation of Delaware, LLC	Delaware

Accurate Insulation of Upper Marlboro, LLC	Delaware

Advanced Fiber, LLC	Delaware

Advanced Insulation, LLC	Delaware

All Construction Services, LLC	Delaware

All in One & Moore Building Systems, LLC	Delaware

Alpha Insulation & Water Proofing Company	Georgia

Alpha Insulation & Water Proofing Inc.	Texas

Alpine Insulation I, LLC	Delaware

American Insulation & Energy Services, LLC	Alabama

Any Season Insulation, LLC	Delaware

Apple Valley Insulation, a BDI Company, Inc.	California

Astro Insulation of Illinois, LLC	Delaware

B-Organized Insulation, LLC	Delaware

Baytherm Insulation, LLC	Delaware

BDI Insulation of Idaho Falls, Inc.	Idaho

BDI Insulation of Salt Lake, LLC	Utah

BER Energy Services, LLC	Texas

Big City Insulation, Inc.	Utah

Big City Insulation of Idaho, Inc.	Idaho

Broken Drum Insulation Visalia, Inc.	California

Broken Drum of Bakersfield, Inc.	California

Builders Installed Products of Maine, LLC	Delaware

Builders Installed Products of New Hampshire, LLC	Delaware

Builders Installed Products of New York, LLC	Delaware

Builders Installed Products of Vermont, LLC	Delaware

Building Materials Finance, Inc.	Delaware

CLS Insulation, LLC	Delaware

Cornhusker Insulation, LLC	Delaware

C.Q. Insulation, Inc.	Florida

Division 7 8 9 Supply, LLC	Delaware

East Coast Insulators II, LLC	Delaware

Eastern Contractor Services, Limited Liability Company	New Jersey

Ecologic Energy Solutions, LLC	Delaware

Edwards/Mooney & Moses, LLC	Delaware

Elite Spray Foam of Las Vegas, LLC	Delaware

EMPER Holdings, LLC	Delaware

Energy Savers of Louisville, LLC	Delaware

FiberClass Insulation, LLC	Delaware

Fort Wayne Urethane, LLC	Delaware

Garage Door Systems, LLC	Delaware

Gold Insulation, Inc.	Delaware

Gold Star Insulation, L.P.	Delaware

Green Star Plus Insulation, LLC	Delaware

G-T-G, LLC	South Carolina

Gulf Coast Insulation, LLC	Delaware

Hinkle Insulation & Drywall Company, Incorporated	Texas

Horizon Electric Services, LLC	Delaware

IBHL A Holding Company, Inc.	Delaware

IBHL B Holding Company, Inc.	Delaware

IBHL II-A Holding Company, Inc.	Delaware

IBHL II-B Holding Company, Inc.	Delaware

IBP Arctic Express, LLC	Delaware

IBP Asset, LLC	Delaware

IBP Asset II, LLC	Delaware

IBP Corporation Holdings, Inc.	Delaware

IBP Exteriors, Inc.	New Jersey

IBP Holdings, LLC	Delaware

IBP Holdings II, LLC	Delaware

IBP of Mansfield, LLC	Delaware

IBP of Oklahoma, LLC	Delaware

IBP of San Antonio, LLC	Delaware

IBP of Toledo, LLC	Delaware

IBP Texas Assets I, LLC	Delaware

IBP Texas Assets II, LLC	Delaware

IBP Texas Assets III, LLC	Delaware

Installed Building Products, LLC	Delaware

Installed Building Products II, LLC	Delaware

Installed Building Products of Houston, LLC	Delaware

Installed Building Products – Portland, LLC	Oregon

Installed Building Solutions II, LLC	Delaware

Insulation Northwest, LLC	Delaware

Insulation Wholesale Supply, LLC	Nevada

InsulVail, LLC	Colorado

Key Insulation of Austin, LLC	Delaware

Key Insulation of San Antonio, LLC	Delaware

Lakeside Insulation, LLC	Delaware

Layman Brothers Insulation, LLC	Delaware

LKS Transportation, LLC	Delaware

Loveday Insulation, LLC	Delaware

M&D Insulation, LLC	Delaware

MAP Installed Building Products of Sagamore, LLC	Delaware

MAP Installed Building Products of Seekonk, LLC	Delaware

Marv’s Insulation, Inc.	Idaho

Metro Home Insulation, LLC	Delaware

Mid South Construction and Building Products, Inc.	Georgia

MIG Building Systems, LLC	Delaware

MIG Building Systems of East Syracuse, LLC	Delaware

Momper Insulation of Crown Point, LLC	Delaware

Momper Insulation of Elkhart, LLC	Delaware

Momper Insulation of Fort Wayne, LLC	Delaware

Northwest Insulation, LLC	Delaware

OJ Insulation, L.P.	Delaware

OJ Insulation Holdings, Inc.	Delaware

Pacific Partners Insulation North, a BDI Company, LLC	Washington

Pacific Partners Insulation South, a BDI Company, LLC	Washington

Parker Insulation and Building Products, LLC	Texas

PEG, LLC	Texas

RaJan, LLC	Ohio

Rocket Insulation, LLC	Delaware

Rockford Insulation, LLC	Delaware

Sierra Insulation Contractors II, LLC	Delaware

Southern Insulators, LLC	Delaware

Spec 7 Insulation Co., LLC	Colorado

Suburban Insulation, Inc.	Pennsylvania

Superior Insulation, LLC	Delaware

Superior Insulation Services, LLC	Delaware

TCI Contracting, LLC	Georgia

TCI Contracting of Charleston, LLC	Delaware

TCI Contracting of Hilton Head, LLC	Delaware

TCI Contracting of Kentucky, LLC	Delaware

TCI Contracting of Memphis, LLC	Delaware

TCI Contracting of Nashville, LLC	Delaware

TCI Contracting of the Gulf, LLC	Delaware

Thermal Control Insulation, LLC	Ohio

Tidewater Insulators, LLC	Delaware

Town Building Systems, LLC	Delaware

Trademark Roofing Company, Inc.	North Carolina

Trademark Seamless Gutter Co., Inc.	North Carolina

Trilok Industries, Inc.	Georgia

U.S. Insulation Corp.	Connecticut

Water-Tite Company, LLC	Delaware

Wilson Insulation Company, LLC	Georgia